RAMPART CAPITAL CORPORATION EXTENDS WARRANTS

Houston, Texas, March 15, 2001 -- Rampart Capital Corporation ("Rampart") (AMEX: RAC) announced that effective as of March 15, 2001, the exercise deadline for its Redeemable Common Stock Purchase Warrants (AMEX: RAC.WS) has been extended from 5:00 p.m., eastern standard time, on March 21, 2001 to 5:00 p.m., eastern standard time, on June 30, 2002. The strike price per share for the Warrants and all other terms remain unchanged.

Any questions regarding the extension of the exercise deadline or the exercise of the Warrants may be directed to:

                       American Stock Transfer & Trust Co.
                        Shareholder Relations Department
                                 (877) 777-0800

Rampart is a financial services company specializing in acquiring undervalued financial and real estate assets, rehabilitating those assets, and selling or operating those assets for profit.

Contact:     Rampart  Capital  Corporation
             Chuck Janke, Jim Carpenter, Charles Presley & Eileen Fashoro at 713/223-4610


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